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SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement
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/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
NATURAL MICROSYSTEMS CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NATURAL MICROSYSTEMS CORPORATION
100 CROSSING BOULEVARD
FRAMINGHAM, MASSACHUSETTS 01702
(508) 620-9300

April 5, 2001

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Natural MicroSystems Corporation (the "Company"), which will be held on May 4, 2001 at 1:00 p.m. at its corporate offices at 100 Crossing Boulevard, Framingham, Massachusetts.

    The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its directors and officers.

    Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the meeting or vote your shares personally if you attend.

    We look forward to seeing you.

                      Sincerely,

                      Robert P. Schechter
                       Chairman and Chief Executive Officer

NATURAL MICROSYSTEMS CORPORATION
100 CROSSING BOULEVARD
FRAMINGHAM, MASSACHUSETTS 01702
(508) 620-9300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 4, 2001

    The Annual Meeting of Stockholders of Natural MicroSystems Corporation (the "Company") will be held at its corporate offices at 100 Crossing Boulevard, Framingham, Massachusetts on May 4, 2001 at 1:00 p.m., for the following purposes:

      1.  To elect two directors for a three-year term.

      2.  To approve an amendment to the Certificate of Incorporation of the Company to change the name of the Company from Natural MicroSystems Corporation to "NMS Communications Corporation".

      3.  To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 2001.

      4.  To transact such other business as may properly come before the meeting and any adjournments thereof.

    Stockholders of record at the close of business on March 22, 2001 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

                      By Order of the Board of Directors

                      Dianne L. Callan
                       Secretary

Dated: April 5, 2001

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

NATURAL MICROSYSTEMS CORPORATION
100 Crossing Boulevard
Framingham, Massachusetts 01702
(508) 620-9300

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

    This Proxy Statement is furnished to the holders of common stock, $.01 par value ("Common Stock"), of Natural MicroSystems Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on May 4, 2001 and at any adjournment of that meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Each properly signed proxy will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

    A person giving the enclosed proxy has the power to revoke it by written notice to the Secretary of the Company, by giving a later-dated proxy, or by revoking it in person at the meeting.

    The approximate date on which this Proxy Statement and the enclosed proxy will first be sent to stockholders is April 5, 2001. The Company's Annual Report to Stockholders for 2000 is being mailed together with this Proxy Statement.

    Only holders of Common Stock of record on the stock transfer books of the Company at the close of business on March 22, 2001 (the "record date") will be entitled to vote at the meeting and at any adjournment thereof. There were xxx shares of Common Stock outstanding at the close of business on the record date. All share information in this proxy statement reflects the two-for-one stock split in the form of a distribution on August 7, 2000 of one share of the Company's Common Stock for each outstanding share of its Common Stock held of record on July 24, 2000.

    Each share of Common Stock is entitled to one vote. The affirmative vote of the holders of a plurality of the shares represented at the meeting is required for the election of directors (Item 1 of Notice). The affirmative vote of the holders of a majority of the outstanding shares is required for approval of the amendment to the Company's Certificate of Incorporation (Item 2 of Notice). Approval of the other matter which is before the meeting (Item 3 of Notice) will require the affirmative vote of the holders of a majority of the shares voting with respect to such matter. Votes will be tabulated by the Company's transfer agent, subject to the supervision of persons designated by the Board of Directors as inspectors.

    A quorum at the meeting will consist of a majority of the outstanding shares of Common Stock as of the record date. Shares designated to abstain or to withhold as to a particular matter (including shares as to which a nominee, such as a broker holding shares in street name for a beneficial owner, has no voting authority in respect of such matter) will be deemed represented for quorum purposes but will not be deemed to be voting on such matters and, therefore, will not be the equivalent of negative votes as to Items 1 and 3. Shares designated to abstain or to withhold as to Item 2, however, will be the equivalent of negative votes with respect to such matter because such matter requires the affirmative vote of the holders of a majority of the outstanding shares.

ELECTION OF DIRECTORS

(Item 1 of Notice)

    There are currently seven members of the Board of Directors, divided into three classes with terms expiring respectively at the 2001, 2002 and 2003 annual meetings of stockholders. The Board has fixed the number of directors for the ensuing year at seven and nominated Mr. King and Ms. Reeve, whose terms are expiring, for reelection. Directors elected at the meeting will serve a three-year term expiring at the time of the annual meeting of stockholders in 2004 and when their successors are elected and qualified.

    The following information is furnished with respect to each nominee for election as a director and for each director whose term of office will continue after the meeting.

Name and Age as of March 1, 2001	Director Since	Principal Occupation and Business Experience; Directorships of Public Companies
Nominees for Reelection for Terms Expiring in 2004
W. Frank King, Ph.D., 61	1997
		Dr. King has been, since November 1998, a private investor. From 1992 to 1998, he was Chief Executive Officer and a director of PSW Technologies, Inc. (formerly a division of Pencom, Inc.), a provider of software services. From 1988 to 1992, Dr. King was Senior Vice President of Development of Lotus Development Corporation, and for the previous 19 years he served in various positions with IBM Corporation, including his last position as Vice President of Development for the entry system division. He is also a director of eOn Communications Corporation, formerly known as Cortelco Systems, Inc., a provider of telecommunications applications; Excalibur Technologies Corporation, a developer of document management software; Concero, formerly known as PSW Technologies, Inc.; Perficient, Inc., a provider of virtual professional services organizations to Internet software companies; and Allaire Corporation, a provider of Internet infrastructure software.
Pamela D. A. Reeve, 51	1997
		Ms. Reeve has served, since September 1993, as Chief Executive Officer and a director and, from 1989 to September 1993, as President, Chief Operating Officer and a director of Lightbridge, Inc., a provider of products and services which enable wireless telecommunications carriers to improve customer acquisition and retention processes. From 1978 to 1989, she was with The Boston Consulting Group, a management consulting firm. Ms. Reeve is a director of WebLink Wireless, Inc., formerly known as PageMart Wireless, Inc., a provider of wireless messaging services.
Directors Whose Terms Expire in 2002
Ofer Gneezy, 48	2000
		Mr. Gneezy is co-founder, director, President and Chief Executive Officer of iBasis, Inc., a provider of Internet-based communications services for international carriers. From 1994 to 1996, Mr. Gneezy served as President of Acuity Imaging, Inc., a multinational company focused on the industrial automation industry. From 1980 to 1994, he was an executive of Automatix Inc. (a predecessor to Acuity Imaging), an industrial automation company, most recently serving as its President and Chief Executive Officer.

Zenas W. Hutcheson, III, 47	1989
		Mr. Hutcheson has been, since September 1997, a general partner of St. Paul Venture Capital, a venture capital firm. From 1996 to 1998, Mr. Hutcheson was Chief Executive Officer of Vivo Software, Inc., a developer of web-based video and audio streaming applications. From 1981 to 1996, Mr. Hutcheson was president of Hutcheson & Co., Inc., a management consulting firm.
Directors Whose Terms Expire in 2003
William E. Foster, 56	2000
		Mr. Foster is a private investor serving on the boards of several private high-technology companies. In 1980, Mr. Foster co-founded Stratus Computer, Inc., a supplier of fault-tolerant computer systems, and served as its Chairman and Chief Executive Officer until 1997. Prior to 1980, Mr. Foster spent fourteen years in the computer industry serving as Vice President of Software for Data General Corporation and in management and technical positions with Hewlett Packard Company.
Robert P. Schechter, 52	1995
		Mr. Schechter has served as a member of the Board, President and Chief Executive Officer of the Company since April 1995 and as Chairman of the Board since March 1996. From 1987 to 1994, Mr. Schechter held various senior executive positions with Lotus Development Corporation and from 1980 to 1987 he was a partner of Coopers and Lybrand LLP. Mr. Schechter is also a director of Infinium Software, Inc., a developer of enterprise-level business software applications and Moldflow Corporation, a leader in process-wide solutions for optimizing the design and manufacture of plastic products.
Ronald W. White, 60	1988
		Mr. White has been, since October 1997, a partner of Argo Global Capital, formerly known as GSM Capital, a venture capital fund focused on wireless technology. Since 1983, Mr. White has been a partner of Advanced Technology Development Fund, a venture capital firm. Mr. White is a director of Preferred Networks, Inc., a provider of paging services.

    The Board of Directors recommends a vote FOR the election of the nominees named above. The shares represented by the enclosed proxy will be voted to elect each nominee unless such authority is withheld by marking the proxy to that effect. Each nominee has agreed to serve, but in the event a nominee becomes unavailable for any reason, the proxy, unless authority has been withheld as to such nominee, may be voted for the election of a substitute. The affirmative vote of the holders of a plurality of the shares represented at the meeting is required for the election of directors.

AMENDMENT TO CERTIFICATE OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY TO
"NMS COMMUNICATIONS CORPORATION"

(Item 2 of Notice)

    On March 16, 2001, the Board of Directors unanimously proposed an amendment to the Company's Certificate of Incorporation to change the Company's name to "NMS Communications Corporation."

    In 1999, management of the Company began a process of strategically repositioning the Company from a supplier of hardware and software for the computer telephony market into a supplier of enabling technologies for the world's leading providers of communications equipment, infrastructure, applications and services. The Company has substantially revised its marketing strategy and believes it has successfully repositioned the Company with industry analysts, investors and the trade and business press. The proposed name, NMS Communications Corporation, was selected to provide some continuity with the current name, Natural MicroSystems Corporation, and to be consistent with the Company's strategic positioning.

    The change in corporate name will not affect the rights of any stockholder or the validity or transferability of stock certificates currently outstanding. If a stockholder's shares of Common Stock are currently represented by a physical certificate, that certificate will continue to represent such stockholder's ownership of such shares, notwithstanding the change in the Company's name. The Company will retain the trading symbol "NMSS" whether or not the proposed amendment is approved.

    The Board of Directors recommends a vote FOR the proposal to amend the Certificate of Incorporation. If the enclosed proxy card is returned, the shares represented by the proxy will be voted to approve the proposed amendment unless the proxy indicates to the contrary and may be voted in favor of adjournment of the meeting in order to permit further solicitation of proxies with respect to the proposed amendment if sufficient votes in favor of the proposed amendment have not been received. The affirmative vote of a majority of the outstanding shares of common stock is required for approval of the amendment.

RATIFICATION OF SELECTION OF
INDEPENDENT AUDITORS

(Item 3 of Notice)

    On the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending December 31, 2001. This firm has audited the accounts and records of the Company since 1997. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

    The selection of independent auditors is not required to be submitted to a vote of the stockholders. The Board believes, however, that it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, the Board will reconsider its selection.

STOCK OWNERSHIP OF DIRECTORS,
EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 22, 2001 by (a) each director of the Company, (b) each of the executive officers named in the Summary Compensation Table below, (c) all directors and executive officers as a group and (d) each person known to the Company to own beneficially 5% or more of its Common Stock. Except as otherwise indicated, each such person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person, based on information provided to the Company. The information provided below regarding persons beneficially owning more than 5% of the Company's Common Stock is based solely on public filings made by such persons with the SEC through March 22, 2001.

Name	Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares
Robert P. Schechter	1,126,932	3.2%
William E. Foster	—	*
Ofer Gneezy	—	*
Zenas W. Hutcheson, III	148,624	*
W. Frank King, Ph.D.	57,000	*
Pamela D. A. Reeve	52,000	*
Ronald W. White	67,826	*
Dorothy A. Terrell	259,741	*
Robert E. Hult	137,970	*
George D. Kontopodis, Ph.D	222,188	*
R. Brough Turner	392,721	1.1%
Allen P. Carney	232,322	*
All directors and executive officers as a group (12 persons)	2,697,324	7.7%
FMR Corp.(2) 82 Devonshire Street Boston, MA 02109	5,209,401	14.9%
Berger Small Cap Value Fund(3) 210 University Boulevard, Suite 900 Denver, CO 80206	2,052,680	5.9%
Massachusetts Financial Services Co. 500 Boylston Street Boston, MA 02116	2,702,381	7.7%
Perkins, Wolf, McDonnell & Co.(3) 53 W. Jackson Blvd., Suite 722 Chicago, IL 60604	3,653,925	10.4%
Wellington Management Co., LLP 75 State Street Boston, MA 02109	2,813,411	8.0%

*
Less than 1%.

(1)
Includes shares which may be acquired within sixty days after March 22, 2001 by exercise of stock options by the directors and executive officers as follows: Mr. Schechter, 56,000; Mr. Hutcheson, 15,000; Dr. King, 15,000; Ms. Reeve, 15,000; Mr. White, 15,000; Ms. Terrell, 47,244; Mr. Hult, 46,150; Dr. Kontopodis, 33,450; Mr. Turner, 22,000; Mr. Carney, 31,374; all directors and executive officers as a group, 296,218.

(2)
Consists of shares held by Fidelity Growth Company Fund (the "Fund") and other registered investment companies which are advisory clients of FMR Corp. ("FMR"). FMR may be deemed to have sole investment power as to all such shares. The Fund has sole voting power as to 3,641,398 of such shares.

(3)
Berger Small Cap Value Fund is a portfolio series established under the Berger Omni Investment Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended. Perkins, Wolf, McDonnell & Co. is the sub investment advisor delegated with investment and voting authority.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

    During 2000, the Board of Directors of the Company held nine meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board held during the period for which he or she has been a director and the meetings of the committees of the Board on which he or she served. The Board of Directors has Audit and Compensation Committees. It does not have a nominating or similar committee.

Audit Committee

    The Audit Committee oversees the financial reporting process of the Company and consults with and reviews the services provided by the Company's independent auditors, PricewaterhouseCoopers LLP. The Audit Committee is currently comprised of two members, each of whom is independent, as defined by the National Association of Securities Dealers' listing standards. The directors currently serving on the Audit Committee are Dr. King and Ms. Reeve. The Audit Committee held four meetings during 2000.

Compensation Committee

    The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers of the Company and reviews general policy relating to compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options. The directors currently serving on the Compensation Committee are Messrs. White and Hutcheson. The Compensation Committee held three meetings during 2000.

AUDIT COMMITTEE REPORT

    During 2000, the Audit Committee developed a charter for the Committee, which was adopted by the Audit Committee on April 12, 2000. The complete text of the new charter, which reflects standards set forth in new Securities and Exchange Commission regulations and Nasdaq rules, is attached as an exhibit at the end of this Proxy Statement.

    In overseeing the preparation of the Company's audited financial statements, the Audit Committee met with both management and the Company's outside auditors to review and discuss such financial statements prior to their issuance and to discuss significant accounting issues. The Audit Committee's review and discussion of the financial statements included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

    With respect to the Company's outside auditors, the Audit Committee, among other things, discussed with PricewaterhouseCoopers LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

    The following table provides the aggregate fees billed for professional services rendered by the outside auditors:

Audit Fees	$111,600
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$746,760

    The Audit Committee did not consider whether provision of the non-audit services listed above is compatible with the outside auditors' independence.

    On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which was filed with the Securities and Exchange Commission.

                      Audit Committee

                      W. Frank King, Ph.D.
                      Pamela D. A. Reeve

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is comprised of two non-employee directors. The Compensation Committee works with management to develop compensation plans for the Company and is responsible for recommending the compensation of each executive officer to the Board of Directors.

    The Company's executive compensation program is designed to align executive compensation with the Company's business objectives and the executive's individual performance and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company's long-term success. In establishing executive compensation, the Compensation Committee is guided by the following principles: (a) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by other companies in the telecommunications industry for officers in comparable positions so that the Company can attract and retain qualified executives and (b) individual compensation should include components that reflect the financial performance of the Company and the performance of the individual, including leadership and the achievement of corporate objectives.

    The compensation of the Company's executive officers consists of a combination of base salary, bonuses and equity-based compensation. The Compensation Committee believes that executive compensation should be designed to motivate executives to increase stockholder value and further believes that executive officers can best increase stockholder value by managing the operating profit of the Company and by conceiving, developing and positioning the best products in the Company's chosen markets.

    Compensation payments in excess of $1 million to the Chief Executive Officer or other most highly compensated executive officers are subject to a limitation of deductibility by the Company under Section 162(m) of the Internal Revenue Code of 1986. Certain performance-based compensation is not subject to the limitation on deductibility. It is the policy of the Committee to preserve the deductibility of the compensation to the extent compatible with other compensation objectives but, if required by such other objectives, to authorize benefits and compensation which may exceed the deduction limitation. The Compensation Committee does not expect compensation in 2001 to its Chief Executive Officer or any other executive officer will exceed the deduction limitation.

Base Salary

    The Compensation Committee sets the base salary for executives by reviewing the salaries for comparable positions within the Company's industry, the historical compensation levels of the Company's executives and the individual performance of the executives in the preceding year. The Compensation Committee utilizes salary surveys for reference purposes but its salary determinations are not subject to specific criteria. In addition, executive officers whose primary responsibilities are in sales are entitled to receive commissions based primarily on the Company's revenues or a specific portion of these revenues. In 2000, the base salaries of the executive officers were increased, as illustrated in the Summary Compensation Table below.

Merit Bonus Program

    Each year the Compensation Committee adopts a management incentive plan which reflects the Compensation Committee's belief that a significant portion of each executive officer's compensation should be tied to the achievement by the Company of its financial goals and by each executive officer of his or her individual objectives as determined by the Compensation Committee. The 2000 Management Incentive Plan (the "2000 Incentive Plan") set Company financial goals and merit bonus goals based on the 2000 operating plan approved by the Board of Directors. In addition, the 2000 Incentive Plan prescribed an increase or a decrease in the merit bonuses based upon the Company's actual financial achievements and the fulfillment of the specific management objectives for each executive. Under the 2000 Incentive Plan, executive officers were entitled to receive an average bonus of 62% of base salary if the Company achieved its financial goals for 2000 and the individual executive met or exceeded his or her objectives. The bonuses awarded to executive officers under the plan averaged 62% of their base salaries. Twenty five percent of each bonus awarded was contingent upon the achievement by the Company of certain financial goals during the first two fiscal quarters of 2001.

Stock-Based Compensation

    Awards of stock options under the Company's stock option plans are designed to more closely tie the long-term interests of the Company's executives and its stockholders and to assist in the retention of executives. The Compensation Committee selects the executive officers, if any, to receive stock options and determines the number of shares subject to each option. The Compensation Committee's determination of the size of option grants is generally intended to reflect an executive's position with the Company and his or her contributions to the Company. Options granted in 2000 had a two or three year vesting period to encourage key executives to continue in the employ of the Company. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. Options for an aggregate of 610,000 shares were granted to executive officers in 2000 to reward the executive officers for their performance in 2000 and to establish appropriate ongoing incentives.

Chief Executive Officer's Compensation

    The Chief Executive Officer's compensation generally is based on the same policies and criteria as the other executive officers. The Committee increased Mr. Schechter's base salary in 2000 to $320,000, from his 1999 salary level of $275,000. Mr. Schechter was granted two options for an aggregate of 180,000 shares in 2000 based upon his performance in 1999 and to establish appropriate ongoing incentives. Based on the Company's achievement of revenue and other financial objectives and his individual performance with respect to his objectives, Mr. Schechter received a bonus under the 2000 Incentive Plan equal to his base salary, of which 25% was contingent upon the achievement by the Company of certain financial goals during the first two fiscal quarters of 2001.

                      Compensation Committee

                      Ronald W. White
                      Zenas W. Hutcheson, III

    THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth the compensation paid or accrued for services rendered in 2000, 1999, and 1998 by the chief executive officer and the other four most highly compensated (in 2000) executive officers of the Company (the "Named Executive Officers").

						Long Term Compensation
		Annual Compensation
						Shares Under Option Awards(#)
Name and Principal Position	Year	Salary ($)		Bonus ($)			Other Compensation ($)(1)
Robert P. Schechter President and Chief Executive Officer	2000 1999 1998	320,000 275,000 275,000		320,000 275,000 —	(2)	180,000 140,000 80,000	5,790 6,516 4,999
Dorothy A. Terrell Senior Vice President of Worldwide Sales and Services and President of the Services Group	2000 1999 1998	275,000 225,000 201,635	(3)	231,000 292,500 —	(2)	135,000 100,000 210,000	6,390 6,204 100,199	(4)
Robert E. Hult Senior Vice President of Finance and Operations, Chief Financial Officer and Treasurer	2000 1999 1998	220,000 200,000 48,844	(5)	132,000 110,000 —	(2)	135,000 40,000 140,000	5,790 1,248 —
George D. Kontopodis, Ph.D Senior Vice President of Engineering	2000 1999 1998	195,000 175,000 175,000		117,000 84,500 —	(2)	95,000 80,000 150,000	5,550 5,493 4,999
Allen P. Carney Vice President of Marketing	2000 1999 1998	185,000 175,000 175,000		101,750 96,250 —	(2)	65,000 80,000 40,000	5,790 5,493 4,999

(1)
Includes, for each of the Named Executive Officers, Company contributions to the Company's 401(k) retirement plan and premiums paid by the Company for term life insurance.

(2)
Payment of 25% of the 2000 bonus award is contingent upon the achievement by the Company of certain goals during the first two fiscal quarters of 2001.

(3)
Ms. Terrell joined the Company in February 1998.

(4)
Includes $100,000 paid as compensation for joining the Company.

(5)
Mr. Hult joined the Company in October 1998.

Option Grants in Last Fiscal Year

    The following table shows all stock option grants to the Named Executive Officers during 2000:

Individual Grants
		% of Total Option Shares Granted to Employees in Fiscal Year				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(1)
Number of Option Shares Granted
				Exercise Price ($/sh)	Expiration Date
Name						5%	10%
Robert P. Schechter	150,000 30,000	3.9 0.8	% %	32.56 43.44	04/28/05 10/13/05	6,233,359 1,663,250	7,865,731 2,098,817
Dorothy A. Terrell	110,000 25,000	2.8 0.6	% %	32.56 43.44	04/28/05 10/13/05	4,571,130 1,386,042	5,768,203 1,749,014
Robert E. Hult	110,000 25,000	2.8 0.6	% %	32.56 43.44	04/28/05 10/13/05	4,571,130 1,386,042	5,768,203 1,749,014
George D. Kontopodis, Ph.D	80,000 15,000	2.1 0.4	% %	32.56 43.44	04/28/05 10/13/05	3,324,458 831,625	4,195,056 1,049,408
Allen P. Carney	50,000 15,000	1.3 0.4	% %	32.56 43.44	04/28/05 10/13/05	2,077,786 831,625	2,621,910 1,049,408

(1)
As required by the rules of the Securities and Exchange Commission, potential values are stated based on the prescribed assumption that Common Stock will appreciate in value from the date of grant to the end of the option term at the indicated rates (compounded annually) and therefore are not intended to forecast possible future appreciation, if any, in the price of Common Stock.

Option Exercises and Fiscal Year-End Option Values

    The following table sets forth, for the Named Executive Officers, the number of shares for which stock options were exercised in 2000, the realized value or spread (the difference between the exercise price and market value on the date of exercise) and the number and unrealized spread of the unexercised options held by each at fiscal year-end.

	Number of Shares Acquired on Exercise(1)		Number of Shares Underlying Unexercised Options at FY-End			Value of Unexercised In-the-Money Options at FY-End($)(2)
		Value Realized($)
Name			Vested	Unvested	Total	Vested	Unvested	Total
Robert P. Schechter	60,000	3,627,941	866,500	222,500	1,089,000	7,223,563	172,813	7,396,375
Dorothy A. Terrell	42,340	2,460,060	186,253	236,407	422,660	1,839,248	803,894	2,643,143
Robert E. Hult	30,000	1,764,314	83,750	226,250	310,000	827,031	654,219	1,481,250
George D. Kontopodis, Ph.D	78,680	2,579,440	90,070	163,750	253,820	889,441	530,781	1,420,223
Allen P. Carney	54,800	3,208,400	144,574	190,626	335,200	1,427,668	1,092,432	2,520,100

(1)
Does not include shares purchased during 2000 under the Company's 1993 Employee Stock Purchase Plan as follows:
Mr. Schechter, 1,000; Ms. Terrell, 1,000; Mr. Hult, 970; Dr. Kontopodis, 908; Mr. Carney, 898.

(2)
Based on the fiscal year-end closing price of $9.875 per share.

Severance and Option Vesting on Change-in-Control

    The Company has agreed with each of its executive officers, including the officers named in the Summary Compensation Table above, that he or she will, upon termination of employment within one year following a change-in-control of the Company, be entitled to severance compensation equal to one year's salary and bonus and the full vesting of all options.

Director Compensation

    Each director of the Company who is not also an employee is paid $2,500 per quarter and is reimbursed for reasonable out-of-pocket expenses incurred in attending meetings. Non-employee directors serving on committees of the Board also receive $250 per committee meeting attended. In addition, the Compensation Committee has the discretion to award stock options to non-employee directors under the Company's 2000 Equity Incentive Plan. In recent practice, the Compensation Committee has awarded each non-employee director (a) upon first being elected to the board an option for 15,000 shares which vests over three years and (b) annually at the time of the annual meeting an option for 7,500 shares which vests at the time of the next annual meeting subject to full vesting upon a change-in-control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No person serving on the Compensation Committee at any time during 2000 was a present or former officer or employee of the Company or any of its subsidiaries. During 2000, no executive officer of the Company served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity one of whose executive officers served on the Company's Board of Directors or Compensation Committee.

SECTION 16 REPORTING

    Section 16(a) of the 1934 Act requires the Company's directors and officers and persons who own more than ten percent of the Common Stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, or a written representation from certain reporting persons that no Form 5 was required for such person, the Company believes that all required filings were timely made during 2000 except that Robert P. Schechter filed a late Form 4 in October 2000, Zenas W. Hutcheson filed a late Form 4 in October 2000, Pamela D. A. Reeve filed a late Form 4 in November 2000, and Ronald W. White filed a late Form 4 in January 2001.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

    The following performance graph assumes an investment of $100 on December 29, 1995 and compares the change to December 29, 2000 in the market price of the Common Stock with a broad market index (S&P 500) and an industry index (S&P Communication Equipment-Manufacturers). The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

Data Points:

	1995($)	1996($)	1997($)	1998($)	1999($)	2000($)
Natural MicroSystems	100	207	305	48	307	130
Communications Equipment	100	117	151	265	581	254
S&P 500	100	120	158	200	239	214

    THE COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

STOCKHOLDER PROPOSALS FOR 2002 MEETING

    Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received on or before December 6, 2001 for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to the Company at its principal offices and addressed to the Chief Financial Officer. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act. In addition, if the Company receives notice of a stockholder proposal after February 19, 2002, the persons named as proxies for the 2002 Annual Meeting will have discretionary authority to vote on such proposal.

OTHER MATTERS

    The Company has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

    The Company will bear the cost of the solicitation of proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Common Stock.

                      By order of the Board of Directors

                      Dianne L. Callan
                       Secretary

April 5, 2001

    The Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

NATURAL MICROSYSTEMS CORPORATION
AUDIT COMMITTEE CHARTER

Purpose

    The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

    In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

    The Committee shall review the adequacy of this Charter on an annual basis.

Membership

    The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASD.

    Accordingly, all of the members will be directors:

  1.
  who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

  2.
  who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

    The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

    The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

  •
  The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

  •
  As a whole, or through the Committee chair, the Committee shall review with the outside auditors the matters (if any) required to be discussed by SAS No. 61 in connection with the interim financial reviews conducted by the outside auditors; this review will occur prior to the Company's filing of the Form 10-Q.

  •
  The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls, accounting policies and estimates.

  •
  The Committee shall:

  •
  request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

  •
  discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

  •
  recommend that the Board take appropriate action to oversee the independence of the outside auditor.

  •
  The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

  •
  The Committee will prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement, commencing with the proxy statement for the 2001 Annual Meeting.

  •
  The Committee will perform such other functions as may be required by law, the Company's Certificate of Incorporation or its By-Laws.

NATURAL MICROSYSTEMS CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING ON MAY 4, 2001

    The undersigned stockholder of Natural MicroSystems Corporation hereby acknowledges receipt of the Notice of Annual Meeting and related Proxy Statement and appoints Robert P. Schechter, Dianne Callan and Richard N. Hoehn, or any one or more of them, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated on the reverse side, with the same force and effect as the undersigned, all shares of Natural MicroSystems Corporation common stock standing in the name of the undersigned at the Annual Meeting of Stockholders of Natural MicroSystems Corporation to be held at its corporate offices, 100 Crossing Boulevard, Framingham, Massachusetts on May 4, 2001 at 1:00 p.m., local time and any adjournments thereof.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" ALL OTHER PROPOSALS. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDERS' BEST JUDGMENT AS TO ANY OTHER MATTER.

    SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

    Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

NATURAL MICROSYSTEMS CORPORATION

    Dear Stockholder:

    Please mark the boxes on the proxy card to indicate how your shares should be voted, then sign and date the card, detach it and return it in the enclosed postage paid envelope.

    Sincerely,

    NATURAL MICROSYSTEMS CORPORATION

/x/ PLEASE MARK VOTES AS IN THIS EXAMPLE

NATURAL MICROSYSTEMS CORPORATION

Mark box at right if an address change or comment has been noted on the reverse side of this card.			/ /
1. Elect a Director: Nominee:
	For	Withhold
W. Frank King, Ph.D.	/ /	/ /
Pamela D. A. Reeve	/ /	/ /
	For	Against	Abstain
2. Approve an amendment to the Company's Certificate of Incorporation to change the name of the Company to "NMS Communications Corporation".	/ /	/ /	/ /
3. Ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as independent auditors.	/ /	/ /	/ /

    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

    Please be sure to sign and date this Proxy.

Stockholder sign here	Co-Owner sign here

DETACH CARD DETACH CARD

QuickLinks

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
ELECTION OF DIRECTORS (Item 1 of Notice)
AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "NMS COMMUNICATIONS CORPORATION" (Item 2 of Notice)
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (Item 3 of Notice)
STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS
BOARD OF DIRECTORS AND COMMITTEE MEETINGS
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16 REPORTING
COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN
STOCKHOLDER PROPOSALS FOR 2002 MEETING
OTHER MATTERS
NATURAL MICROSYSTEMS CORPORATION AUDIT COMMITTEE CHARTER